EDWARDS      Certified Public Accountants & Business Advisors
SAUDER       -------------------------------------------------------------------
& OWENS      500 Warner Centre, 332 Fifth Avenue, Pittsburgh, PA 15222
             Phone: 412-281-9211  Fax: 412-281-2407   A Professional Corporation
             www.esocpa.com                           Direct Dial:



                        INDEPENDENT ACCOUNTANTS' CONSENT




The Board of Directors and Stockholders
IBT Bancorp, Inc.
309 Main Street
Irwin, PA 15642


We consent to the incorporation by reference in the registration statement on Form S-8 pertaining to IBT Bancorp, Inc.'s 2000 Stock Option Plan filed June 30, 2000, of our report dated January 26, 2004, relating to the consolidated balance sheets of IBT Bancorp, Inc. as of December 31, 2003 and 2002, and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the three years in the period ended December 31, 2003, which report appears in the December 31, 2003 annual report on Form 10-K of IBT Bancorp, Inc.




                                                  /s/Edwards Sauer & Owens
                                                  ------------------------------
                                                  Edwards Sauer & Owens



March 15, 2004

Pittsburgh, Pennsylvania